EXHIBIT 10.4

                           STOCK REDEMPTION AGREEMENT

         THIS STOCK REDEMPTION AGREEMENT (the "Agreement") is made and entered into as of June 7, 1997, by and among PHARMASYSTEMS COST CONTAINMENT CORP., a Florida corporation (the "Company"), PSI HOLDINGS, INC., a Florida corporation ("PSI") and ORLANDO LOPEZ-FERNANDEZ JR., M.D. ("Dr. Lopez-Fernandez"). PSI and Dr. Lopez-Fernandez are sometimes collectively referred to herein as the "Shareholders".

         WHEREAS, the Company's authorized common stock (the "Common Stock") consists of 5,000,000 shares with a ------------ $0.001 par value per share; and

         WHEREAS, PSI currently owns 607,237 shares of Common Stock and Dr. Lopez-Fernandez currently owns 100,000 shares of Common Stock; and

         WHEREAS, PSI and Dr. Lopez-Fernandez have arranged for Anchor Capital Consultants, Ltd. to purchase (the "Third Party Stock Purchase") 245,314 and 40,400 shares of Common Stock, respectively, from each of them; and

         WHEREAS, after the Third Party Stock Purchase, PSI shall own 361,923 shares (the "PSI Shares") of Common Stock and Dr. Lopez-Fernandez shall own 59,600 shares (the "Lopez-Fernandez Shares") of Common Stock; and

         WHEREAS, PSI wishes for the Company to redeem the PSI Shares and Dr. Lopez-Fernandez wishes for the Company to redeem the Lopez-Fernandez Shares (these shares are collectively referred to herein as the "Shares"), all on the terms and conditions specified herein; and

         WHEREAS, the Company wishes to redeem the Shares on the terms and conditions specified herein; and

         WHEREAS, the PSI Shares are represented by Certificate No. ___ and the Lopez-Fernandez Shares are represented by Certificate No. ____ (collectively, the "Certificates").

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Recitals. The recitals stated above are true and correct as of the date hereof and are hereby incorporated by reference herein.

         2. Redemption of Shares. Subject to the terms and conditions of this Agreement, the Shareholders hereby sell, transfer, convey and assign (collectively, the "Redemptions") all of the Shares to the Company, and the Company hereby agrees to redeem and accept delivery of the Shares. The parties hereto acknowledge and agree that the transactions contemplated herein shall be treated for all purposes as a redemption of the Shares by the Company. Notwithstanding any other provision of this Agreement, the parties hereto each covenant and agree that no Redemption shall occur hereunder unless it is in compliance with all applicable laws, including, without limitation, Florida Statutes Sections 607.0631 and 607.06401.


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         3. Consideration; Closing.
            ----------------------

           (a) The Company shall pay a total of $1,475,330.50 (the "Redemption Price") to the Shareholders as consideration for all of the Shares, of which $1,266,730.50 shall be paid to PSI and $208,600.00 shall be paid to Dr. Lopez-Fernandez.

           (b) The Redemption Price shall be paid as follows:

               (i) At the closing (the "Closing") of the transactions contemplated herein, the Company shall execute promissory notes (the "Notes") in the forms attached hereto as Exhibit "A" and Exhibit "B" in favor of PSI and Dr. Lopez-Fernandez, respectively.

               (ii) The parties agree and acknowledge that the Company anticipates receiving certain capital contributions (the "Capital Contributions") as more specifically described on Exhibit "C" hereto, and that the total amount of the Capital Contributions is anticipated to be $3,000,000.00.

               (iii) The Cash  Portion (the "Cash  Portion")  of the  Redemption
                     Price shall be calculated as follows:

                         Total Capital                     Cash Portion of
                      Contribution Amount                  Purchase Price
                      -------------------                  ---------------

                      up to $3,000,000                     $  590,132
                      $4,000,000                           $  737,665
                      $5,000,000                           $  885,198
                      $6,000,000                           $1,032,731
                      $7,000,000                           $1,180,264
                      $8,000,000                           $1,323,797
                      $9,000,000                           $1,475,330

               (iv) Except as otherwise provided herein, within five (5) business days of its receipt of any Capital Contribution the Company shall pay 21.5% of such Capital Contribution to PSI and 3.5% of such Capital Contribution to Dr. Lopez-Fernandez until the Cash Portion is paid in full.

               (v) If the Company is unable to pay the payments required hereunder because of restrictions imposed by any applicable law, including, without limitation, Florida Statutes Sections 607.0631 and 607.06401, the amount that is unable to be paid shall be placed in an escrow account with an escrow agent acceptable to all parties hereto. The terms of such escrow arrangement shall provide that these escrowed funds shall be immediately released to the Shareholders when the restriction imposed by applicable law no longer prohibits such payment.

               (vi) The Shareholders agree and acknowledge that there can be no guarantee that any of the Capital Contributions will actually be received by the Company.

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               (vii) The Cash Portion shall be increased  due to funds  received by the Company, if any, from an offering of its equity securities registered under the Securities Act of 1933, as amended. This increase in the Cash Portion shall be made as described in Section 3(b)(iii) hereof for increases in the Cash Portion due to additional Capital Contributions. The Cash Portion shall not be increased due to any debt financings (which raise funds for operational purposes) or any private equity offerings which the Company may effect.

               (viii)All  amounts  due  hereunder  (and  any  accrued   interest
                     thereon)  shall be payable to the  Shareholders  on the one
                     (1) year anniversary of the date of this Agreement.

            (c) The Closing shall occur on or before June __, 1997.

         4. Stock Pledge Agreement. The Company's obligations under the Notes shall be secured by pledges (the "Pledges") of the applicable Shares; provided, however, that only the number of Shares necessary to cover the Company's then-outstanding obligations (based on a per Share value of $3.50) shall be subject to the Pledges. As the Company pays its obligations under the Notes, Shares shall be released from the Pledges in accordance with this Section and Redemptions of such Shares shall be deemed to occur at the time such Shares are released from the applicable Pledge. The Pledges shall be documented in the Stock Pledge Agreements (the "Stock Pledge Agreements") in the forms attached hereto as Exhibit "D." The Stock Pledge Agreements shall be executed at the Closing.

         5. Releases.
            --------

            (a) Each Shareholder, on behalf of itself or himself and all of its or his heirs, assigns, successors, executors, administrators, personal representatives, agents and beneficiaries (collectively, the "Releasors") hereby releases and forever discharges (each, a "Shareholder's Release") the Company and its officers, agents, employees, shareholders, directors, attorneys, accountants, consultants, successors and assigns (collectively, the "Releasees") of and from all claims, costs, expenses, damages any other obligations (including legal fees and expenses), whether currently known or unknown to the parties, and whether direct or consequential, fixed or contingent, that the Releasors ever had, now have or hereafter may have against the Releasees or that the Releasors may hereafter sustain by reason of any matter, cause or thing whatsoever, arising out of or in connection with such Shareholder's ownership of Shares, except for the obligations arising under this Agreement or the Stock Pledge Agreements.

            (b) The Company hereby releases and forever discharges (each, a "Company Release") each Shareholder and, as applicable, its officers, agents, employees, shareholders, directors, attorneys, accountants, consultants, successors and assigns of and from all claims, costs, expenses, damages any other obligations (including legal fees and expenses), whether currently known or unknown to the parties, and whether direct or consequential, fixed or contingent, that the Company ever had, now has or hereafter may have against each Shareholder or that the Company may hereafter sustain by reason of any matter, cause or thing whatsoever, arising out of or in connection with such Shareholder's ownership of the Shares, except for the obligations arising under this Agreement or the Stock Pledge Agreements.

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

            (c) Notwithstanding any other provision of this Agreement, the Shareholders' Releases and the Company Releases shall become effective upon the payment in full of all amounts due under the Notes.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Shareholders that (a) it is duly incorporated and presently existing under the laws of the State of Florida, (b) it has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations hereunder, and (c) the execution of this Agreement and the Company's Stock Pledge Agreement have been duly authorized by all requisite corporate actions and all required corporate approvals have been obtained.

         7. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

            (a) Each Shareholder hereby represents and warrants to the Company that it or he, as applicable, (i) has good title to, and has all right and authority to transfer and deliver all of, the Shares owned by it or him to the Company hereunder, (ii) can effectively transfer to the Company the full right, title and interest in and to the Shares owned by it or him, free and clear of all options, warrants, rights, liens, claims, charges and any other encumbrances, (iii) has provided the original Certificate or Certificates representing the Shares owned by it or him to the Company, (iv) has obtained independent professional advice regarding the tax, accounting, legal and financial merits and consequences of the transactions contemplated herein, (v) and its or his advisors have made such independent investigations of the Company as the Shareholder and his advisors deem necessary or advisable in connection with the transactions contemplated herein, (vi) has received all information which he and his advisors deem necessary regarding the transactions contemplated herein, and, in connection therewith, it or he and its or his advisors have been provided with access to all books, records and documents of the Company, (vii) is aware of the business activities and operations of the Company and is satisfied that there are no material facts regarding the Company or the Shares of which it or he has not been fully informed, and (viii) has had the opportunity to consult its or his own counsel regarding the transactions contemplated in this Agreement.

            (b) In addition to the representations  and warranties  contained in
Section 7(a) hereof, PSI hereby represents and warrants that (i) it is duly incorporated and presently existing under the laws of the State of Florida, (ii) it has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations hereunder, and (iii) the execution of this Agreement and the Stock Pledge Agreement have been duly authorized by all requisite corporate actions and all required corporate approvals have been obtained.

         8. Conditions Precedent.
            --------------------

            (a)   Non-Participating  PSI  Shareholders.  The parties  hereto (i)
acknowledge and agree that the PSI shareholders listed on Exhibit "E" hereto (the "Non-Participating PSI Shareholders") do not wish to participate in the transactions contemplated herein, and (ii) covenant and agree that, as a condition precedent to the consummation of the transactions contemplated herein, PSI shall have redeemed all of the PSI common stock owned by the Non-Participating PSI Shareholders in exchange for shares of Common Stock of the Company currently held by PSI.

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

             (b) THIRD PARTY STOCK PURCHASE. The consummation of the Third Party Stock Purchase shall be a condition precedent to the consummation of the transactions contemplated herein.

         9. NOTICES. All notices required or desired to be given hereunder shall be written and shall be given by hand delivery or recognized overnight delivery service to the following addresses:

                  (a)      PharmaSystems Cost Containment Corp.
                           7350 N.W. 7th Street
                           Suite #104
                           Miami, Florida 33126
                           Attention:  Jose L. Rodriguez, M.D., President

                  (b)      PSI Holdings, Inc.

                           -------------------------------------------------
                           -------------------------------------------------
                           -------------------------------------------------
                           Attention:  Joseph Caruncho, Esq., President

                  (c)      Orlando Lopez-Fernandez, Jr., M.D.

                           -------------------------------------------------
                           -------------------------------------------------
                           -------------------------------------------------

         10. CERTIFICATES. On the effective date of each Redemption, each Shareholder shall surrender the Certificate(s) which represent(s) the Shares which are redeemed in that Redemption. If applicable, the Company shall then issue new certificates reflecting each Shareholder's revised ownership of Common Stock.

         11. PROXIES; RESIGNATIONS. At the Closing each Shareholder shall execute (a) an irrevocable proxy in the form attached hereto as Exhibit "F" (collectively, the "Proxies") to Jose L. Rodriguez, M.D., giving Dr. Rodriguez the power to vote each Shareholder's Shares on all matters, and (b) a resignation in the form attached hereto as Exhibit "G" pursuant to which such Shareholder resigns as a member of the Company's Board of Directors and from all offices held with the Company, if applicable. All of the Proxies shall be effective immediately and shall terminate on the earlier to occur of (i) the Redemption of all of such Shareholder's Shares, or (ii) the Termination Date.

         12. EXPENSES. Each party hereto shall bear all expenses incurred by such party in connection with this Agreement and in the consummation of the transactions contemplated hereby.

         13. ATTORNEY'S FEES. In any action or proceeding brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, including attorneys' fees for any appeal and costs incurred in bringing such action or proceeding, in addition to any other available remedy. Such party shall be deemed to have been successful if such action or claim is concluded pursuant to (a) a court order or final judgment which is not subject to appeal, (b) a settlement agreement or (c) a dismissal of the principal claims.

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         14.  ENTIRE  AGREEMENT;   AMENDMENT.   This  Agreement  and  the  other
agreements contemplated herein constitute the entire agreement among the parties hereto regarding the subject matter hereof, and supersede all prior agreements, understandings and arrangements, expressed or implied, both oral and written, among the parties hereto with respect to the subject matters hereof. This Agreement may only be amended or modified by a written amendment signed by all of the parties hereto.

         15. GOVERNING LAW; VENUE. The Agreement shall be construed, governed and enforced in accordance with the laws of the State of Florida without regard to its principles of conflicts of laws. Any action or proceeding which is brought by any party hereto for any dispute, claim, disagreement or controversy arising directly or indirectly out of or in connection with this Agreement shall be brought in the state or federal courts in Dade County, Florida. The parties hereto covenant and agree that they will not challenge the selection of such venue in any such action or proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum.

         16. SUCCESSORS; PERMITTED ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

         17. SEVERABILITY. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. If any court of competent jurisdiction determines that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto acknowledge and agree that such court shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable and that this Agreement in its reduced form shall be valid and enforceable to the full extent permitted by applicable law.

         18. NO WAIVER. No waivers of any of the terms and conditions hereof extended by any party hereto to any other party shall be construed as a waiver of any breach on the part of such other party, nor shall any waiver by any party hereto of any of the terms and conditions hereof be construed as a general or continuing waiver by such party.

         19. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any other provision of this Agreement, each Shareholder covenants and agrees that all of the representations, warranties and covenants made hereunder, including, without limitation, the representations and warranties made in Section 7 hereof, shall be true and correct on the date of each Redemption of his or its Shares hereunder and shall be deemed to be given by each Shareholder as of the date of each such Redemption.

         20. NO UNDUE DURESS. The parties hereto acknowledge and agree that all of the terms of this Agreement were negotiated at arms' length and that this Agreement, and all documents executed in connection herewith, were prepared and executed without duress, undue influence or coercion of any kind exerted by, or on behalf of, any party hereto upon any other party.

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

         21. CAPTIONS. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

         22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Redemption Agreement as of the date first above written.

                                 PHARMASYSTEMS COST CONTAINMENT CORP.

                                 By: /s/ Jose L. Rodriguez
                                     ------------------------------------
                                 Its: President




                                 PSI HOLDINGS, INC.

                                 By: /s/ Joseph L. Caruncho
                                    -------------------------------------
                                 Its:  President




                                 /s/ Orlando Lopez-Fernandes, Jr. M.D.
                                 ---------------------------------------
                                 ORLANDO LOPEZ-FERNANDEZ, JR., M.D.